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EXHIBIT 99.1

USA INTERACTIVE

CONSENT OF STOCKHOLDERS IN LIEU OF
STOCKHOLDERS' MEETING

March 18, 2003

          The undersigned, having the right to vote shares of common stock of USA Interactive (the "Corporation") and Class B common stock of the Corporation that represent, in the aggregate, a majority of the outstanding voting power of the Corporation, does hereby consent without a meeting of the stockholders of the Corporation, pursuant to Section 228 of the General Corporation Law of the State of Delaware and the rules of The Nasdaq Stock Market, to the adoption of the resolutions attached as Annex A hereto.

        IN WITNESS WHEREOF, the undersigned has hereunto duly executed this written consent in lieu of a meeting of the stockholders of the Corporation and hereby approves the action contemplated hereby as of the date set forth above.

BARRY DILLER
/s/ BARRY DILLER Barry Diller

Annex A

        WHEREAS, the Board of Directors of USA Interactive (the "Corporation") has determined that it is in the best interests of the Corporation and its stockholders that the Corporation acquire the shares of capital stock of Expedia, Inc. ("Expedia") not owned by the Corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of March 18, 2003 (the "Merger Agreement"), by and among the Corporation, Expedia, and a wholly owned subsidiary of the Corporation ("Merger Sub"), pursuant to which, among other things, the Corporation will issue at the Effective Time (as defined in the Merger Agreement) shares of the Corporation's common stock, par value $.01 per share ("Common Stock") of the Corporation in exchange for the outstanding shares of Expedia common stock not owned by the Corporation and Merger Sub will merge with and into Expedia (the "Merger") with Expedia surviving the Merger as a wholly owned subsidiary of the Corporation, subject, in each case to the terms and conditions set forth in the Merger Agreement.

        NOW, THEREFORE, BE IT RESOLVED, that the execution and delivery by the Corporation of the Merger Agreement and the other agreements contemplated thereby, and consummation of the transactions contemplated thereby in accordance with the terms set forth therein, including the issuance of securities of the Corporation and the Merger as described in the Merger Agreement, are hereby approved.

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  EXHIBIT 99.1
USA INTERACTIVE
CONSENT OF STOCKHOLDERS IN LIEU OF STOCKHOLDERS' MEETING
March 18, 2003
Annex A